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                                                                    EXHIBIT 4.3

          Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York Corporation (the "Depository"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                          REGISTERED

                             JOHNSON CONTROLS, INC.

                            7.70% DEBENTURE DUE 2015

                                                                 CUSIP 478366AE7

No.       R-1                                                     US$125,000,000


          JOHNSON CONTROLS, INC., a corporation duly organized and existing under the laws of the State of Wisconsin (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000) on March 1, 2015, and to pay interest thereon from March 2, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 of each year, commencing September 1, 1995, at the rate of 7.70% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 7.70% Debenture Due March 1, 2015 (this "Debenture," and all of the Debentures collectively referred to herein as the "Debentures") (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Interest Payment Date occurring at maturity will be paid to the person to whom principal shall be payable. Any such interest not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of his having been such Holder, and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payments of interest will be made by wire transfer of immediately available funds. Principal and any premium and interest payable at Maturity will be paid in immediately available funds upon surrender of such Debenture at the office of a Paying Agent in The City of New York or at such other office or agency as the Company may designate.

          Unless the certificate of authentication herein has been duly executed by the Trustee referred to herein by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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          This Debenture is one of a duly authorized issue of securities of the
Company (the "Debt Securities"), issued or to be issued in one or more series under an indenture, dated as of February 22, 1995 (the "Indenture"), between the Company and Chemical Bank Delaware, a Delaware banking corporation, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof limited in aggregate principal amount to $125,000,000.

          The Debentures will not be redeemable prior to maturity at the option of the Company. The Debentures are redeemable, in whole or in part, at the option of the registered holders thereof, on March 1, 2005 (the "Redemption Date"), at a price equal to the principal amount outstanding plus all accrued and unpaid interest thereon to the Redemption Date.

          In order for a holder to exercise this option, the Company must receive at the office of its paying agent in New York, New York, during the period beginning on January 1, 2005 and ending at 5:00 P.M. (New York City time) on January 31, 2005 (or, if January 31, 2005 is not a Business Day, the next succeeding Business Day), the Debenture with the form entitled "Option to Require Redemption on March 1, 2005" set forth below duly completed. Any such notice received by the Company during the period beginning on January 1, 2005 and ending at 5:00 P.M. (New York City time) on January 31, 2005 shall be irrevocable. The redemption option may be exercised by the holder of a Debenture for less than the entire principal amount of the Debentures held by such holder, so long as the principal amount that is to be redeemed is equal to $1,000 or an integral multiple of $1,000.

          Failure by the Company to repurchase the Debentures when required as described in the preceding paragraph will result in an Event of Default under the Indenture.

          All questions regarding the validity, form, eligibility (including time of receipt) and acceptance of any Debenture for redemption will be determined by the Company, whose determination will be final and binding.

          The Company shall have no obligation to redeem or purchase the Debentures pursuant to any sinking fund or analogous provision.

          If an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

          With the consent of the Holders of greater than 50% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing the provisions of the Indenture or any supplement thereto or of modifying in any manner the rights of the Holders of the Debt Securities of each series under the Indenture; provided, however, that no such supplemental indenture shall (a) extend the time or terms of payment of the principal at maturity of, or the interest on, any such series of Debt Securities, or reduce principal or premium or the rate of interest, without the consent of the Holder thereof, or (b) without the consent of all of the Holders of any series of Debt Securities then outstanding, reduce the percentage of Debt Securities of any such series, the Holders of which are required to consent (i) to any such supplemental indenture, (ii) to rescind and annul a declaration that the Debt Securities of any series are due and payable as a result of the occurrence of an Event of Default, (iii) to waive any past Event of Default under the Indenture and its consequences and (iv) to waive compliance with certain other provisions contained in the Indenture.

          The Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture without the consent of the Holders for limited purposes specified in the Indenture.





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          The Holders of greater than 50% in aggregate principal amount of the
Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on the Debentures.

          Holders of Debentures may not enforce their rights pursuant to the Indenture or the Debentures except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

          The Debentures are issuable in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures that are of other authorized denominations.

          Debentures to be exchanged shall be surrendered at any office or agency maintained by the Company for such purpose, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debentures which the Holder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Debenture at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture for an equal aggregate amount. Registration or registration of transfer of any Debenture by the Debt Security Registrar (initially Chemical
Bank) in the registry books maintained by such Debt Security Registrar in the City of New York, and delivery of such Debenture, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Debenture.

          The Company shall not be required to issue, exchange or register the transfer of any Debenture once it has been presented for redemption, as set forth above, except in the case of any Debenture to be redeemed in part, the portion thereof not so to be redeemed.

          No service charge shall be made for any exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Debenture is registered as the owner for all purposes whether or not such Debenture be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Certain of the Company's obligations under the Indenture with respect to the Debentures may be terminated if the Company irrevocably deposits with the Trustee money or eligible instruments sufficient to pay and discharge the entire indebtedness on all of the Debentures, as described in the Indenture.

          This Debenture is in the form of a Global Security as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Debenture or if at any time the Depository for the Debentures shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Debenture. If a successor Depository for this Debenture is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will issue Debentures in definitive form in exchange for the Global Security representing Debentures in an aggregate principal amount equal to the principal amount of this Debenture in exchange for this Debenture.

          No recourse under or upon any obligation, covenant or agreement of the Indenture, any supplemental indenture, or of any Debenture, or for any claim based hereon, or otherwise in respect thereof shall be had against





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

any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any Subsidiary or of any predecessor or successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liabilities being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          The Debentures are subject to defeasance at the option of the Company as provided in the Indenture.

          All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.





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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  March 2, 1995                           JOHNSON CONTROLS, INC.


                                                By:  /s/ Stephen A. Roell
                                                   --------------------------


        [SEAL]
                                                Attest:



                                                By:  /s/ Ben C. M. Bastianen
                                                   --------------------------



          This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  March 2, 1995

CHEMICAL BANK DELAWARE                          CHEMICAL BANK DELAWARE
  As Trustee                                      As Trustee
                                       OR

By:                                             By:  CHEMICAL BANK
   ------------------------                          As Authenticating Agent
      Authorized Officer


                                                By:  /s/ Lisa Price
                                                   --------------------------
                                                     Authorized Signatory


                 OPTION TO REQUIRE REDEMPTION ON MARCH 1, 2005


If you elect to have this Debenture purchased by the Company on March 1, 2005, check the box: [ ]

If you elect to have only part of this Debenture purchased by the Company on March 1, 2005, state the amount (multiples of $1000 only): $____________

Date:                 Your Signature:
     ---------------                  ---------------------------------------
                                        (Sign exactly as your name appears
                                        on the other side of this Debenture)

Signature Guarantee:

- ----------------------------------




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


                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT - ............Custodian..............
                               (Cust)              (Minor)
                              Under Uniform Gifts to Minors Act
                             ...................................
                                         (State)

Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

- -------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting
and appointing                            attorney to transfer said Security on
the books of the Company, with full power of substitution in the premises.

Dated:
                                       ---------------------------------
                                                 Signature


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.





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